Exhibit 10.39

THIS SECURED PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”).  NO SALE OR DISPOSITION MAY BE EFFECTED EXCEPT IN COMPLIANCE WITH RULE 144 UNDER SAID ACT OR AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN APPLICABLE EXEMPTION THEREFROM.

SECURED PROMISSORY NOTE

No. SN-1 Up to U.S. $4,000,000	Redwood City, CA _________, 2011

For value received, Cardica, Inc., a Delaware corporation (“Payor”), hereby promises to pay to the order of Century Medical, Inc., a Japan corporation, or its assigns (“Holder”), the principal sum of Four Million United States Dollars (U.S. $4,000,000), or the aggregate unpaid principal amount of all advances made to Payor by Holder pursuant to the Note Agreement (as defined below), whichever is less, together with interest thereon, all as hereinafter provided and upon the following agreements, terms and conditions. Each advance hereunder shall bear interest from time to time, from the date of such advance until repaid, in the amount set forth in the Note Agreement.

1.           Payment; Security; Advances

(a)           This secured promissory note (this “Note”) is issued pursuant to the terms of that certain Secured Note Purchase Agreement by and between Payor and Holder dated as of September 2, 2011 (the “Note Agreement”). All capitalized terms used and not otherwise defined herein shall have the respective meanings given to them in the Note Agreement or the Security Agreement (as defined below), as applicable.

(b)           Payment of the full principal amount of this Note and accrued, but unpaid interest thereon, and all other fees and expenses due to Holder is secured by the Collateral identified and described as security therefor in that certain Security Agreement dated as of even date herewith and executed by Payor in favor of Holder (as the same may from time to time be amended, modified, supplemented or restated, the “Security Agreement”).

(c)           Payor hereby authorizes Holder or any authorized agent of Holder to endorse on the Schedule annexed to this Note (the “Note Schedule”) the principal amount of all advances made to Payor and evidenced hereby and all payments of principal amounts in respect of such advances, which endorsements shall, in the absence of manifest error, be conclusive as to the outstanding principal amount of all advances made hereunder; provided, however, that the failure to make such notation with respect to any advance or payment shall not limit or otherwise affect the obligations of Payor under this Note. Advances under this Note shall be made solely in accordance with the provisions of the Note Agreement.

(d)           All payments of principal and interest hereunder shall be in lawful money of the United States of America and shall be made to Holder. This Note shall mature and all principal and interest owing hereunder shall become due and payable in accordance with the provisions of the Note Agreement. The Note may be prepaid prior to the Maturity Date in accordance with the provisions of the Note Agreement.

(e)           Anything herein or in the Note Agreement to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in the Note Agreement, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for therein, herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate (as defined below), Payor shall not be obligated to pay, and the Holder shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Holder in connection with this Note under applicable law.

2.           Default; Remedies

(a)           Upon the occurrence and during the continuance of any Event of Default (as defined in the Note Agreement) or pursuant to Section 5.3 of the Note Agreement, all unpaid principal on this Note, accrued and unpaid interest thereon and all other amounts owing hereunder shall, at the option of Holder, and, upon the occurrence of any Event of a Default pursuant to Section 5.1(e) or (f) of the Note Agreement, automatically, be immediately due, payable and collectible by Holder pursuant to applicable law. Holder shall have all rights and may exercise all remedies available to it under law, successively or concurrently.

(b)           Upon the occurrence and during the continuance of any Event of Default or acceleration of this Note pursuant to Section 5.3 of the Note Agreement, Payor shall pay, on demand, all reasonable attorneys’ fees and court costs incurred by Holder in enforcing and collecting this Note.

3.           Waiver; Payment of Fees and Expenses. Payor waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by Holder shall constitute a waiver, election or acquiescence by it.

4.           Cumulative Remedies. Holder’s rights and remedies under this Note and the Security Agreement shall be cumulative. Holder shall have all other rights and remedies not inconsistent herewith as provided under the UCC, by law or in equity. No exercise by Holder of one right or remedy shall be deemed an election, and no waiver by Holder of any Event of Default shall be deemed a continuing waiver of such Event of Default or the waiver of any other Event of Default.

5.           Miscellaneous

(a)           Successors and Assigns; Assignment; Transfer. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Payor may not transfer or assign this Note or delegate any of its obligations hereunder without the written consent of Holder. Holder may transfer or assign this Note and its rights hereunder at any time without consent of Payor; provided, that the right to receive principal and/or interest payments on this Note may be assigned or transferred only in one of the following methods: (i) by surrender of this Note to Payor and (A) reissuance by Payor of this Note to the new Holder or (B) issuance by Payor of a new note to the new Holder; or (ii) by notification to Payor of the transfer and a change by Payor in Payor’s books identifying the new owner or an interest in principal or interest on this Note.

(b)           Governing Law. The terms of this Note shall be construed in accordance with the laws of the State of New York, as applied to contracts entered into by New York residents within the State of New York, and to be performed entirely within the State of New York.

(c)           Notices. Any notice required or permitted by this Note shall be delivered in accordance with, and governed by, the Note Agreement provisions regarding notices.

(d)           Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting the Note.

(e)           Amendment; Modification; Waiver. No term of this Note may be amended, modified or waived without the written consent of Payor and Holder.

(f)           Loss of Note. Upon receipt by Payor of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and indemnity reasonably satisfactory to Payor (in case of loss, theft or destruction) or surrender and cancellation of such Note (in the case of mutilation), Payor will make and deliver in lieu of such Note a new Note of like tenor.

(g)           Counterparts. This Note may be executed in two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same instrument.

[Signature page follows]

In Witness Whereof, the parties have executed this Secured Promissory Note as of the date first written above.

Cardica, Inc.

By: /s/

Name:

Title:

Agreed to and Accepted:

Century Medical, Inc.

By: /s/

Name:

Title:

SIGNATURE PAGE

NOTE SCHEDULE

Advance No.	Date of Advance or Payment	Amount of Advance
1	_____, 2011	U.S. $_________